Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the 1999 Stock Option Plan of WarpRadio.com, Inc. ("Registration Statement") of our report dated January 26, 2000, which appears on page F-2 of WarpRadio.com, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999 and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement.



                                               /s/ ANGELL & DEERING
                                               --------------------
                                               ANGELL & DEERING
                                               Certified Public Accountants

Denver, Colorado
April 26, 2000